Exhibit 99.1

Gamzio Mobile, Inc. (www.Gamzio.com) (OTCQB: GAMZ), the innovative mobile casino gaming company, is pleased to announce the launch of an upcoming real-money casino offering, to begin tapping into the $40 billion gambling industry.

Gamzio has finalized a definitive agreement with licensed eGambling company Cashbet, and is in the final stage of development of a brand new real-money title for release into the U.K. Apple App Store.

Gamzio has made two additional hires to support the expansion, adding a combined 30 years of real-money gaming experience to the team.

Gamzio CEO Jason Deiboldt stated: "Our #1 priority with Gamzio's expansion into real-money gaming is to provide players with exclusive game content, unrivaled support and the fastest, most reliable banking transactions offered on mobile. Cashbet's innovative player management technology and 24-hour player support team will help to ensure all of Gamzio's players enjoy an unmatched mobile casino experience inside Gamzio's real-money games."

Integration with Cashbet provides Gamzio with a turnkey system that handles the licensing, compliance, player verification, and secure banking transactions involved in legally operating real-money casino games.

In 2013, the Alderney Gambling Control Commission awarded both Category 1 and Category 2 eGambling Licenses to CashBet Alderney Limited. California-based CashBet is led by online gambling veterans Dr. Mike Reaves, CEO and CTO George Weinberg.

Gamzio's flagship social casino title: "Slots-O-Luck Adventure", released in 2013, maintains a 4.5 Star rating on the worldwide Apple App Store.

Learn more about Gamzio Mobile Inc. by visiting www.Gamzio.com, and for additional information about the company, please contact Investor Relations by Email: investorinfo@gamzio.com

Gamzio's flagship Social Casino Game Slots-O-Luck Adventure can be downloaded at:

http://slotsoluck.com/play/

About Gamzio Mobile, Inc.
Gamzio is a developer of casino-style games for the Internet and mobile devices. Its mission is to bring a genuine "Vegas" experience to the mobile gaming market through a strategic approach that optimizes real-time data and analytics technology. Gamzio recently released "Slots-O-LuckAdventure HD," which is available for download at its web site http://slotsoluck.com/play/ or directly in Apple's App Store.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, utilizing new Facebook mobile technology, increasing users for Gamzio's games, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Gamzio Mobile, Inc.
http://Gamzio.com
(949) 732-0226
investorinfo@gamzio.com